ACQUISITION OF THE ASSETS


                                       OF


                         ARTEE INDUSTRIES, INCORPORATED


                                       BY


                                   CULP, INC.

                                October 14, 1997

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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of the 14th day of October, 1997, is among CULP, INC., a North Carolina corporation ("Buyer"), ARTEE INDUSTRIES, INCORPORATED, a North Carolina corporation (the "Seller"), and ROBERT T. DAVIS, ROBERT L. DAVIS, Trustee of Robert T. Davis Irrevocable Trust under agreement dated 8/25/94, ROBERT L. DAVIS, LOUIS W. DAVIS, KELLY D. ENGLAND, J. MARSHALL BRADLEY, FRANKIE S. BRADLEY and MICKY R. BRADLEY (collectively, the "Shareholders").


                              Background Statement

         Seller desires to sell and Buyer desires to purchase Seller's assets and assume certain of Seller's liabilities held or incurred in connection with Seller's yarn manufacturing operations (the "Business"), as more specifically provided herein. Based upon the representations and warranties made by each party to the other in this Agreement, the parties have agreed to consummate the sale of such assets and assumption of such liabilities on the terms contained herein.
                             Statement of Agreement
         In consideration of the premises and the mutual covenants herein contained, the parties hereto, for themselves, their successors and assigns, agree as follows:
                                    ARTICLE I
                       SALE OF ASSETS AND TERMS OF PAYMENT

         1.1. The Sale. Upon the terms and subject to the conditions of this Agreement, at Closing, Seller will sell and deliver to Buyer, and Buyer will purchase and accept from Seller, all the assets of Seller held or used in connection with the Business, whether personal, tangible or intangible, but excluding those assets specifically listed on Schedule 3.14(b) hereto (all such assets being referred to herein as the "Purchased Assets"), including without limitation:

         (a) Seller's real property identified on Schedule 1.1(a) (the "Purchased Property");

         (b) Seller's rights with respect to the leased real property identified on Schedule 1.1(b) (the "Leased Property");

         (c) Seller's tangible personal property, including machinery, equipment, supplies and inventories, vehicles, furniture, furnishings, fixtures, and spare parts, including without limitation the property listed on Schedule 1.1(c);

         (d) Seller's accounts receivable and rights under the contracts, purchase orders, options, leases and other agreements that are listed on
Schedule 1.1(d) (the "Contracts");



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         (e) Seller's right, title and interest in and to all permits, licenses and other governmental authorizations, copyrights, patents, trademarks, trade names and any combination or shortened form thereof, processes, computer programs and program rights, trade secrets, customer lists, and other intangible rights and interests owned by Seller and used in connection with the Business;

         (f) All prepaid expenses, surety bonds, surety deposits and security deposits posted by or on behalf of Seller in connection with the operation of the Business, a recent listing of which is attached hereto as Schedule 1.1(f) hereto;

         (g) All books, records, correspondence, customer lists, vendor lists, product literature, designs, development records and files, computer files, technical reports and all other business documents relating to the operation of the Business;

         (h) All of Seller's telephone numbers and telephone directory listings and advertisements;

         (i) All claims, causes of action and suits that Seller have or may have against third parties in connection with the Business;

         (j) All insurance policies, including life insurance policies, currently issued in favor of Seller; and

         (k) The Business as a going concern.

         1.2. Purchase Price. Upon the terms and subject to the conditions and adjustments contained in this Agreement, and in consideration of the sale of the Purchased Assets, Buyer will pay or issue and deliver on the Closing Date (a) to Seller an amount equal to $2,000,000 in cash and a note (the "Note") made payable to Seller in the aggregate amount of $1,600,000 and (b) to the Shareholders the number of shares of the common stock of Buyer (the "Buyer's Stock") valued in the aggregate at $5,400,000 based on a price per share of the Buyer's Stock of $19.

         The amount of the foregoing payments, collectively, are referred to in this Agreement as the "Base Purchase Price," which price is subject to the Purchase Price Adjustment to be made pursuant to Section 1.3. The amount upon such adjustment is referred to herein as the "Final Purchase Price."

         Not later than 30 days prior to the Closing Date, Seller shall deliver to Buyer a schedule specifying the manner in which the foregoing payment of shares of the Buyer's Stock will be allocated among the Shareholders. Such schedule shall be binding upon Seller and the Shareholders upon delivery to Buyer. No fractional shares of the Buyer's Stock shall be issued in connection with this Agreement. If a person otherwise has the right to receive .5 or more of a share of the Buyer's Stock, such person shall receive an additional share of the Buyer's Stock; otherwise, such person shall receive no such shares or other consideration for such a fractional interest in the Final Purchase Price. The shares of the Buyer's Stock to be issued hereunder shall be registered and fully transferrable without limitation under the federal securities laws, except as may be imposed by Rule 145 of the Securities and Exchange Commission promulgated thereby under the Securities Act of 1933, as amended, and shall be approved for listing on the New York Stock Exchange.

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         The Note shall bear interest at 6.5% per annum, and the interest and principal thereunder shall become due and payable on the 10th day following final determination of the Final Purchase Price.

         1.3. Purchase Price Adjustment. (a) The Base Purchase Price shall be adjusted as follows (such adjustment, the "Purchase Price Adjustment"): The Base Purchase Price shall be increased by the dollar amount, if any, by which the Stockholders' Equity Computation (as defined below) exceeds $6,300,000, and the Base Purchase Price shall be decreased by the dollar amount, if any, by which the Stockholders' Equity Computation is less than $6,000,000.

         (b) "Stockholders' Equity Computation" means, as of 11:59 p.m. on the date immediately preceding the Closing Date, the dollar amount of the total assets of Seller less the dollar amount of the total liabilities of Seller, as derived from the audited Closing Balance Sheet prepared pursuant to Section 1.4 below and subject to the procedure for its determination in Section 1.5 below. Assets and liabilities shall have the meanings given to them under generally accepted accounting principles (as recognized by the American Institute of Certified Public Accountants), as in effect from time to time and consistent with Seller's past practices as reflected in the Financial Statements, as defined in Section 3.4 ("Generally Accepted Accounting Principles").

         (c) Based on the Closing Balance Sheet, Buyer shall compute the Purchase Price Adjustment and Stockholders' Equity Computation and shall deliver to Seller and the Shareholders within 90 days after the Closing Date, a certificate attached to the Closing Balance Sheet setting forth its calculation of the Stockholders' Equity Computation and the Purchase Price Adjustment.

         1.4. Preparation of Closing Balance Sheet. (a) Within 90 days after the Closing Date, Buyer shall cause to be prepared and audited by its independent public accountants and shall deliver to Seller and the Shareholders an audited balance sheet of Seller as of 11:59 p.m. on the date immediately prior to the Closing Date (the "Closing Balance Sheet"). Seller and the Shareholders shall give their full cooperation and shall provide such information required for Buyer to prepare and its accountants to audit the Closing Balance Sheet. Seller and the Shareholders shall have the right to audit the Closing Balance Sheet and shall be permitted to have access to the records and information involved in the preparation of the Closing Balance Sheet, Stockholders' Equity Computation and Purchase Price Adjustment upon request by Seller or the Shareholders, and Buyer shall give reasonable assistance as requested by Seller and the Shareholders in reviewing such matters.

         (b) The Closing Balance Sheet shall be prepared in accordance with Generally Accepted Accounting Principles, and it shall reflect all expenses and fees of Seller and the Shareholders incurred and not paid, or to be incurred or paid by Seller, in connection with this Agreement, including without limitation all attorneys' and accountants' fees and costs for fringe benefits of employees (including those related to health care and vacation).

         1.5. Procedure for Determination of Purchase Price Adjustment. If Seller and the Shareholders do not accept the Closing Balance Sheet or the Stockholders' Equity Computation prepared by Buyer, Seller or the Shareholders shall give written notice to Buyer within 30 days after delivery thereof. The notice shall set forth in reasonable detail the bases for any objections by Seller or the Shareholders. Seller shall be deemed to have accepted the Closing Balance Sheet and the Stockholders' Equity Computation prepared and proposed by Buyer at 5:00 p.m. Charlotte, North Carolina time on the 30th day after delivery thereof if Seller has not by then given written notice of disagreement. Within 30 days after delivery of Seller's written notice, the parties shall engage Arthur Andersen LLP or another

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mutually agreeable independent public accounting firm to resolve the issues.
Such accounting firm shall apply Generally Accepted Accounting Principles to the issues at hand and shall not have the power to alter, modify, amend, add to or subtract from any terms or provisions of this Agreement. The decision of the accounting firm shall be rendered within 30 days of its engagement and shall be binding on the parties hereto. Buyer and Seller each shall pay one-half of the cost of the accounting firm.

         1.6. Post-Closing Payment. If the Final Purchase Price exceeds the Base Purchase Price, Buyer shall pay the difference to Seller in cash. If the Final Purchase Price is less than the Base Purchase Price, the amount payable under the Note (including any accrued but unpaid interest) shall be offset and decreased by the difference. If the amount payable under the Note is less than the amount to be offset, Seller and each of the Shareholders shall have a joint and several obligation to pay such deficiency to Buyer in cash. Any payment to be made pursuant to this Section 1.6 shall be made within 10 days after the final determination of the Final Purchase Price.

         1.7. Contingent Payment.

         (i) After the fiscal year of Buyer beginning May 4, 1998 and ending May 2, 1999 (the "Measurement Period"), Buyer shall pay to Seller the following amounts, as and if applicable (the "Contingent Payment"):

                  (A) if Artee Pre-tax Income (as defined below) for the Measurement Period is $2,200,000, Buyer shall pay to Seller $2,200,000;

                  (B) if Artee Pre-tax Income for the Measurement Period is greater than $2,200,000 but less than $5,200,000, Buyer shall pay to the Seller an amount equal to the sum of (i) $2,200,000 plus (ii) the amount determined by multiplying $5,000,000 by a fraction, the numerator of which is the amount by which Pre-tax Income exceeds $2,200,000 and the denominator of which is $3,000,000; or

                  (C) if Artee Pre-tax Income for the Measurement Period is equal to or greater than $5,200,000, Buyer shall pay to Seller $7,200,000.

         Forty percent (40%) of the amount of any payment required by this
Section 1.7 shall be paid in cash and sixty percent (60%) of any such amount (the "Contingent Stock Payment") shall be paid by the delivery of shares of the Buyer's Stock, the number of which will be based upon a price of $19 per share; provided, however, that in the event the average closing price of the Buyer's Stock, as reported in The Wall Street Journal, for the 20 trading days immediately prior to the Contingent Payment Date (as defined below): (i) is greater than $24, the number of shares of Buyer's Stock to be issued and delivered under this Section 1.2 shall be computed by (A) multiplying $24 by the fraction of which the amount of the Contingent Stock Payment is the numerator and $19 is the denominator, the product of which is then (B) divided by such 20-day average price; or (ii) is less than $14, the number of shares of Buyer's Stock to be issued and delivered under this Section 1.2 shall be computed by (A) multiplying $14 by the fraction of which the amount of the Contingent Stock Payment is the numerator and $19 is the denominator, the product of which is then (B) divided by such 20-day average price; and provided, further, that in the event that any such shares of the Buyer's Stock are to be issued at $15 per share or less, Buyer shall have the option, at its sole discretion, to make a payment of cash in lieu of all or any portion of its obligation to issue and deliver shares of the Buyer's Stock under this Section 1.7.

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         The issuance of such shares of the Buyer's Stock is subject to the same fractional share adjustment set forth in Section 1.2. Buyer shall make such payment and issue such shares of the Buyer's Stock by the latest to occur of (A) 45 days after the end of Buyer's fiscal year ended May 2, 1999, (B) ten days after the certification of Artee Pre-tax Income for the Measurement Period by Buyer's independent public accountants in connection with the fiscal year-end audit of Buyer's financial condition and results of operations, or (C) 30 days after Seller delivers the notice required below specifying the allocation of the Buyer's Stock among the Shareholders (such date, the "Contingent Payment Date"). Not later than 30 days prior to such payment, Seller shall deliver to Buyer a schedule specifying the manner in which the foregoing payment of the Buyer's Stock will be allocated among the Shareholders. Such schedule shall be binding upon Seller and the Shareholders upon delivery to Buyer.

         "Artee Pre-tax Income" shall mean the income of Buyer's division comprised of the Business before income taxes, all as computed in accordance with Generally Accepted Accounting Principles, applied to the Artee business unit using the Seller's historical cost basis. For purposes of calculating Artee Pre-tax Income during the Measurement Period, the depreciation schedules currently used by the Seller will continue to be used, even though Buyer may institute different depreciation schedules for financial accounting purposes. In addition, for such purpose, LIFO inventory accounting policies will be applied to the inventory of the Artee business unit as a separate inventory pool and using Seller's historical LIFO cost basis.

         (ii) Books and Records. Throughout the period commencing at Closing and continuing thereafter through May 2, 1999, Buyer shall maintain books and records of its operations to the extent necessary for ensuring the accurate calculation of Artee Pre-tax Income.

         (iii) Operation of the Business. The parties intend that the following principles will govern the conduct of the Business and the calculation of Artee Pre-tax Income during the Measurement Period: The Business will be operated as a separate business unit of the Buyer, with Robert T. Davis ("Bob") serving as chairman and Robert L. Davis ("Rob") serving as chief executive of the business unit. Rob will succeed Bob as chairman of the business unit if Bob is unable to serve as chairman throughout the Measurement Period. The volume of yarn that will be available for the Buyer's internal consumption is set forth on Exhibit
1.7 hereto. The Business will make such volumes of yarn available to Buyer, as Buyer shall request, and the transfer pricing for such yarn will be as set forth on Exhibit 1.7. If the Buyer requires more yarn from the Artee business unit than the volumes set forth on Exhibit 1.7, the transfer pricing for such additional yarn will be established with reference to the outside business of the business unit, if any, displaced by such additional requirements. If raw material prices to the Artee business unit increase or decrease, then such increased or decreased costs will be passed through to the transfer pricing established hereunder, on a dollar-for-dollar basis. The Artee business unit will be charged for the financing provided to it by the Buyer from and after the closing (including the payoff of outside debt, financing of capital expenditures and working capital needs, and financing of the chenille machines to be installed at the Artee premises (whether purchased or "leased" from the Buyer)), all at the Buyer's cost of funds under its bank loan documents. The Buyer will not allocate overhead costs to the Artee business unit for purposes of calculating Artee's Pre-tax Income during the Measurement Period. If the adoption of Buyer's benefit plans causes an increase in Artee's costs of doing business from the costs that would have been experienced by Seller using its current benefit plans in an amount that is in excess of cost savings realized by other changes instituted by Buyer (e.g. elimination of factoring), such amount of net increased cost will be disregarded in calculating Artee Pre-tax Income. The parties intend that, to the extent feasible, the Artee business unit will be operated as an independent entity after the closing by its current management. Notwithstanding the foregoing, it is understood and

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agreed that the ultimate control of the Business will transfer to the Buyer as of the Closing Date. The parties hereto understand and acknowledge that (a) Buyer is a public company and must be managed and operated in the best interests of its shareholders by Buyer's management and board of directors, (b) the Contingent Payment provided for in this Section 1.7 could create a conflict of interest between Seller and Buyer during the Measurement Period and (c) in the unlikely event of such a conflict, decisions may have to be made before and during the Measurement Period that would be in the best interests of Buyer and its shareholders but contrary to the best interests of Seller and its shareholders as beneficiaries of the Contingent Payment provided for in this
Section 1.7.

         (iv) Calculation of Contingent Payment. Buyer shall deliver to Seller a schedule, prepared by Buyer and reviewed by Buyer's independent accountants, setting forth the computation of Artee Pre- tax Income for each fiscal quarter of Buyer during the Measurement Period, along with copies of such backup documentation and such financial information as is reasonable to inform Seller of the information and calculations used in making such computation. The computation of such Artee Pre-tax Income shall be made on the basis of financial statements prepared in accordance with Generally Accepted Accounting Principles applied as described above in this Section and a physical count of inventory. Buyer's computation of any such payment shall be conclusive and binding upon the parties hereto unless, within thirty (30) days following Seller's receipt of such schedule or, with respect to Buyer's fiscal fourth quarter in the Measurement Period, 10 days after Buyer's independent public accountants certify Artee's Pre-tax Income for the Measurement Period, whichever is later, Seller notifies Buyer in writing that it disagrees with Buyer's computation of Artee Pre-tax Income or the amount of any Contingent Payment; provided, however, that in the event any such computations are discovered to be in error as a result of the fiscal year-end audit of Buyer's financial condition and results of operations by its independent public accountants, equitable and appropriate adjustments will be made thereto. If such disagreement is not resolved within 30 days after delivery of Seller's timely written notice, Buyer and Seller shall request Arthur Andersen LLP or such other national firm of independent certified public accountants mutually agreeable to such parties to compute the amount of Artee Pre-tax Income for the Measurement Period and any Contingent Payment and resolve any other objection as promptly as possible, which computation and resolution shall be conclusive and binding upon the parties hereto. Buyer and Seller shall each pay one-half of the expenses and fees of such accounting firm relating to the resolution of such disagreement.

         1.8. Assignment and Assumption of Obligations and Liabilities.

         (a) As of the Closing, Buyer shall assume and pay, discharge and perform, and Seller shall assign all the obligations and liabilities of Seller listed on the Closing Date Balance Sheet, including the following, but only to the extent that such obligations and liabilities arise or accrue with respect to a time or period before the Closing Date: accounts payable; accrued wages and bonuses; payroll taxes-accrued and withheld; commissions payable; accrued interest payable; accrued profit sharing; property taxes payable; accrued claims; and other accrued expenses.

         (b) Buyer will not assume Seller's bank debt to NationsBank, N.A. and the other note made to Robert T. Davis, both as described in detail on Schedule 1.8, but at Closing will make payment in immediately available funds of an amount necessary to pay such liabilities and obligations of Seller as of the Closing. Upon such payments, Seller will cause all liens on any of the Purchased Assets securing such liabilities and obligations to be released at Seller's expense and appropriate instruments and documents to be executed and filed evidencing such release of liens.

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         (c) Except as explicitly set forth in this Agreement, Buyer shall neither assume nor become liable for the payment or performance of any obligations, claims, liabilities, contracts, commitments or undertakings of Seller or the Shareholders, whether known or unknown, fixed or contingent, reported or unreported. Without limiting the foregoing, the Buyer shall not be liable for workers' compensation claims that relate to any accident, injury or other events occurring prior to the Closing Date.

         1.9. Procedures for Purchased Assets Not Transferable. If any of the Contracts or the Lease or any other property or rights included in the Purchased Assets are not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some other party or parties, Seller and the Shareholders shall use each of their best efforts to obtain such consents prior to Closing and shall notify Buyer on or prior to the Closing Date of any consents not so obtained. If any such consent cannot be obtained prior to Closing, Buyer may (a) in the exercise of its sole discretion waive such requirement as a condition to Closing, and in such event, this Agreement, and the related instruments of transfer shall not constitute an assignment or transfer thereof and Buyer shall not assume any obligations with respect thereto or (b) terminate this Agreement pursuant to Section 8.1(d). Following the Closing, each Shareholder shall use his best efforts to obtain any consents not previously obtained as soon as possible after Closing or otherwise obtain for Buyer the practical benefit of such property or rights.

         1.10. Allocations. The Purchase Price will be allocated in a manner mutually determined by Buyer and Seller.


                                   ARTICLE II
                                   THE CLOSING

         2.1. Time and Place of Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Robinson, Bradshaw & Hinson, P.A. on the earlier to occur of (a) May 4, 1998 or (b) the first day of Buyer's fiscal month immediately following the fiscal month during which it shall be determined (as provided below) that Artee Pre-tax Income for any consecutive three-month period shall be at least $200,000 (with no month during any such period having negative Pre- tax Income), or on such other date or at such other time or place as shall be mutually satisfactory to the parties hereto (the "Closing Date"); provided, however, that if there shall be less than 10 days between such determination of Pre-tax Income and the first day of Buyer's next fiscal month, Closing shall not occur until the first day of the second fiscal month of Buyer following such determination of Pre-tax Income.

         Such Artee Pre-tax Income shall be computed on the basis of financial statements prepared by Seller in accordance with Generally Accepted Accounting Principles. It shall be Seller's obligation to notify Buyer of Seller reaching such level of profitability, and Seller shall deliver to the Shareholders a schedule prepared by Seller setting forth the computation of Artee Pre-tax Income for any such three-month period, along with copies of such backup documentation and such financial information as is reasonable to inform Buyer of the information and calculations used in making such computation. Seller's computation of such Artee Pre-tax Income shall be conclusive and binding upon the parties hereto unless, within 15 days following Seller's delivery of such schedule to Buyer, Buyer notifies Seller in writing that it disagrees with Seller's computation of Artee Pre-tax Income for such three-month period. If such disagreement is not resolved within ten days after Seller's receipt of any such notice, Buyer and Seller

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shall request Arthur Andersen LLP or such other national firm of independent certified public accountants mutually agreeable to them to compute the amount of Artee Pre-tax Income for any such three-month period and resolve any other objection as promptly as possible, which computation and resolution shall be conclusive and binding upon the parties hereto. Buyer and Seller shall each pay one-half of the expenses and fees of such accounting firm relating to the resolution of such disagreement.

         2.2. Deliveries by Seller. At the Closing, Seller will deliver to Buyer the following:

         (a)      General warranty deeds to the Purchased Property;

         (b) Assignment and Assumption Agreement (the "Assignment Agreement"), substantially in the form attached hereto as Exhibit A;

         (c) All bills of sale, certificates of title, assignments of leases and other agreements, and other instruments of transfer necessary to transfer title to the Purchased Assets, as may be reasonably required by Buyer;

         (d) Evidence satisfactory to Buyer and its counsel that all liens on the Purchased Assets will be released at or upon Closing;

         (e) The opinions, certificates, consents and other documents contemplated by Section 6.3 hereof; and

         (f) All other documents, certificates, instruments and writings required hereunder to be delivered by Seller, or as may reasonably be requested by Buyer at or prior to the Closing pursuant to this Agreement.

         2.3. Deliveries by Buyer. At the Closing, Buyer will deliver to Seller or the Shareholders (as provided herein) the following:

         (a) The payment of $2,000,000 in cash;

         (b) The Note;

         (c) The stock certificates representing the number of shares of Buyer's Stock valued in the aggregate at $5,400,000 based on the price per share of Buyer's Stock determined in accordance with Section 1.2, such certificates bearing legends reflecting any restrictions on the resale of the underlying shares imposed by Rule 145 of the Securities and Exchange Commission promulgated thereby under the Securities Act of 1933, as amended;

         (d) The Assignment Agreement;

         (e) The certificates and other documents contemplated by Section 6.2 hereof; and

         (f) All other documents, certificates, instruments and writings required hereunder to be delivered by Buyer, or as may reasonably be requested by Seller at or prior to the Closing pursuant to this Agreement.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

         Each of Seller and the Shareholders jointly and severally represent and warrant to Buyer as follows:

         3.1. Existence; Capital Stock; and Ownership. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Seller has the full power and authority to own, lease and operate the Purchased Assets and carry on its Business as such operations are now being conducted. All of the issued and outstanding capital stock of Seller has been duly authorized and validly issued and is fully paid and nonassessable and is entirely owned by the Shareholders. Except as set forth on Schedule 3.1, there are no outstanding options, warrants, convertible rights, calls, puts or other rights or commitments of any character to acquire the capital stock of Seller, no contracts or commitments to issue any such options, warrants, convertible rights, calls, puts or other rights or similar agreements affecting the shares of stock of Seller. Seller is duly qualified to do business and in good standing as a foreign corporation or limited liability company, as applicable, in the states set forth on Schedule 3.1 attached hereto, which are all the states in which either the ownership or use of its properties, or the nature of the activities conducted by it, requires such qualification. Seller does not presently own, directly or indirectly, any shares of capital stock of or other equity interest in any corporation, partnership or other entity nor is Seller otherwise under any obligation to purchase or subscribe for any interest in, make any loan or advance to, or otherwise in any manner make any investment in, any corporation, partnership or other entity.

         3.2. Authority Relative to this Agreement. Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to carry out the transactions and perform its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller (including approval by its shareholders in accordance with applicable law), and no other proceedings on the part of Seller are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Seller and the Shareholders and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

         3.3. Consent and Approvals; No Violation. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any aspect of the execution, delivery and performance of this Agreement, except for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The execution, delivery and performance of this Agreement by each of Seller and the Shareholders will not (a) conflict with any provision of the Articles of Incorporation or bylaws of Seller, (b) result in a default (or give rise to any right of termination, cancellation or acceleration or creation of liens) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation relating to the Business or to which any of Seller or the Shareholders is a party or to which any of the Purchased Assets may be subject, except for such defaults (or rights of termination, cancellation or acceleration or creation of liens) as to which requisite waivers or consents have been obtained, or (c) violate any law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local governmental authority or agency.

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         3.4. Financial Statements. Seller has furnished to Buyer audited financial statements as of and for the twelve-month periods ending on or about December 31, 1994, 1995 and 1996, and unaudited balance sheets and statements of income for each completed month thereafter. The foregoing statements are hereinafter referred to as the "Financial Statements." The Financial Statements
(a) fairly present the results of operations and financial position of Seller for the periods and as of the dates set forth, in accordance with Generally Accepted Accounting Principles, except for normal adjustments in the case of unaudited financial statements, and (b) are consistent with the books and records of Seller (which books and records are correct and complete).

         3.5. Undisclosed Liabilities. Except as set forth in Schedule 3.5 hereto, Seller has no obligation or liability (whether absolute, contingent or otherwise, including, without limitation, product liability and warranty obligations) except liabilities, obligations or contingencies (i) that are fully accrued or reserved against in the Financial Statements or (ii) that were incurred in the ordinary course of business since the date of the Financial Statements.

         3.6. Absence of Certain Changes or Events. Except as set forth in
Schedule 3.6 and except as otherwise contemplated by this Agreement, since December 31, 1996 there has not been (a) any material adverse change in the Business or the results of its operation, properties or prospects; (b) any damage, destruction or casualty loss, whether covered by insurance or not, adversely affecting the Purchased Assets or the Business; (c) (i) any increase in the rate or terms of compensation payable to or to become payable to any of Seller's employees (the "Employees"), except increases occurring in accordance with such Seller's customary practices or as required by existing employment agreements or (ii) any modifications in employee benefits to the Employees; (d) entry into, termination of (except by reason of the occurrence of a contractually specified termination date) or amendment to any contract or commitment or license or permit applicable to the Business, except in the ordinary course of business or as contemplated herein; (e) any creation of or assumption of any mortgage, pledge, or other lien or encumbrance upon any of the assets of Seller, including the Purchased Assets; (f) any sale, assignment, lease, transfer or other disposition of any of its assets, except in the ordinary course of business; (g) any imposition or incurring of any obligation or liability, fixed or contingent, except in the ordinary course of business;
(h) entry into any agreement with respect to the operation of the Business pursuant to which the aggregate annual financial obligation of Buyer may exceed $10,000, or which is not terminable by Buyer without penalty upon thirty (30) days' notice or less; (i) any commitment with respect to any inventories relating to the operation of any Business, except in the ordinary course of business; (j) any commitment in excess of $10,000 for any capital expenditure;
(k) any change in the accounting practices of Seller or the manner in which it maintains its books of account and records; or (l) any transaction otherwise relating to the Business not in the ordinary course of business.

         3.7. Certain Contracts and Arrangements. All contracts existing as of the date hereof to which Seller is a party and that relate to the Business are either (a) listed in Schedule 3.7 or (b) listed on Schedule 1.1(d). All of the Contracts (as defined in Section 1.1) may be assigned by Seller to Buyer without the consent of any other party, or, if required, such consent will be obtained by Seller prior to the Closing. Seller has complied in all respects with the provisions of such Contracts and is not now and at the Closing will not be in default under any of them. There is not any breach or anticipated breach by Seller or any other party to, or any right of acceleration or termination with respect to, such Contracts. Each of such Contracts will be in full force and effect at the Closing with no modification of its respective terms, unless by its terms it expires prior thereto. Except as set forth on Schedule 3.7, Seller has no contracts, oral or written, with any sales representatives. Seller has no written contract with any of its employees. Seller has delivered to Buyer a correct and complete copy of each such Contract and all contracts listed on Schedule 3.7.

         3.8. Litigation. Except as set forth in Schedule 3.8, there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of each Seller and Shareholder, threatened against Seller or the Shareholders in connection with the operation of the Business. There is no court order, judgment or decree adversely affecting the Business.

         3.9. Labor Matters. Except as disclosed on Schedule 3.9 hereto, Seller is not a party to any collective bargaining agreement or any other union labor agreement covering or relating to any of the Employees, and has not recognized and has not received a demand for recognition of any collective bargaining representative with respect thereto. There are no strikes, labor disputes or work stoppages in effect or, to the knowledge of Seller or any Shareholder, threatened against Seller. Seller has not committed any unfair labor practice. Neither Seller nor any of it officers, directors, members, managers or employees with responsibility for employment matters nor any Shareholder has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

         3.10. Employee Benefit Plans; ERISA.

         (a) Schedule 3.10 lists all employee pension and welfare plans or arrangements, including, without limitation, pension or profit sharing or thrift plans, company contributions to medical benefit, death benefit and disability programs, and vacation, severance and sick leave policies applicable to the Employees. Except as set forth on Schedule 3.10, with respect to all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act ("ERISA")) to which Seller contributes on behalf of Employees (capitalized terms used in this Section 3.10 and not otherwise defined herein shall have the meanings specified in ERISA):

                  (i) all such plans comply with ERISA and other applicable laws and regulations;

                  (ii) all contributions which were due and payable by Seller on or before the date hereof to such plans have been made;

                  (iii) none of the plans subject to Title IV of ERISA has been terminated, no proceeding to terminate any of such plans has been instituted, and there has been no complete or partial withdrawal, cessation of facility operations or occurrence of any other event that would result in the imposition of liability on Seller under Title IV of ERISA;

                  (iv) The market value of assets under each such employee benefit plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) (as such terms are defined in ERISA) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation ("PBGC") methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination; and

                  (v) Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

           (b) With respect to each employee benefit plan that Seller or any entity under common control with Seller maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                  (i) No such employee benefit plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                  (ii) There have been no prohibited transactions (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or Section 406 of ERISA) with respect to any such employee benefit plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such employee benefit plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such employee benefit plan (other than routine claims for benefits) is pending or threatened.

                  (iii) Seller has not incurred, or has any reason to expect that Seller will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such employee benefit plan which is an Employee Pension Benefit Plan.

           (c) Neither Seller nor any entity under common control with Seller contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

           (d) Neither Seller nor any entity under common control with Seller maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan (as defined in ERISA) providing medical, health, or life insurance or other welfare- type benefits for current or future retired or terminated employees, their spouses, or their dependents, other than in accordance with Code Sec. 4980B.

           (e) Without limiting the generality of the foregoing, prior to and as of the Closing Date, Seller sponsors the Artee Industries, Incorporated Employee Benefit Plan ("Seller's Health Care Plan"). Seller's Health Care Plan is a self-insured medical reimbursement plan established to assist Seller in providing medical benefits ("Benefits") to Seller's employees and their dependents, who meet the eligibility provisions of Seller's Health Care Plan ("Participants"). Except for the Incurred But Unpaid Health Care Claims referred to in Section 5.6(b) hereof, as of the Closing Date, Seller has paid, or provided for the payment of, all health care expenses incurred by Seller's employees and their dependents that are covered under the Seller's Health Care Plan in accordance with its terms.

           (f) As of the date hereof, seven individuals, who were previously employed by Seller, are participating in Seller's Health Care Plan under the COBRA continuation coverage requirements of Section 4980B of the Code and
Section 601 et seq. of ERISA, ("COBRA Participants"). Except for COBRA Participants, as of the Closing Date, the only individuals participating in Seller's Health Care Plan are the individuals currently employed by Seller, and their dependents, who meet the eligibility provisions of Seller's Health Care Plan.

           (g) The Seller has complied in all respects with the provisions of
Section 601 et seq. of ERISA and Section 4980B of the Code, or Proposed Treasury Regulation Section 1.162-26 (collectively, "COBRA Laws") that govern or apply to Seller's Health Care Plan or to any other employee benefit plan sponsored by the Seller at any time.

           (h) At all times, the Artee Industries, Incorporated 401(k) Plan (the "401(k) Plan") has been in compliance with ERISA and the Code.

           3.11. Tax Matters. (a) Seller and the Shareholders have timely filed or will timely file all federal, state and local tax returns and reports required to be filed for any period ending before the Closing Date, or if applicable, any period that includes the Closing Date. All such tax returns are or will be correct and complete in all respects. Seller or the Shareholders have properly calculated and have timely paid or will timely pay or cause to be paid all income taxes and other taxes of any kind of any taxing authority (whether or not shown on any tax return) due to any taxing authority ("Taxes") with respect to all such periods. Except as set forth on Schedule 3.8, none of Seller or the Shareholders has received written notice that the Internal Revenue Service, or any other taxing authority has asserted against any of them, any deficiency or claim for additional Taxes in connection therewith. None of Seller or the Shareholders have been granted or have given any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or filing of, any Tax. All deposits required by law to be made by Seller or the Shareholders with respect to employees' withholding taxes have been made. Seller or the Shareholders have withheld and paid all Taxes required to have been withheld and paid in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no tax liens on any assets of Seller, except liens for Taxes not yet due. There are no claims pending against Seller or any Shareholder for past due Taxes, and Seller has no knowledge of any such threatened claim or the basis for any such claim. There are not now any matters under discussion with any federal, state, local or other authority with respect to any additional Taxes relating to Seller or any Shareholder. This Section 3.11(a) relates only to Taxes arising out of the operation of the Business and the tax returns related thereto.

           (b) Since June 1987, Seller has had in effect a valid election to be taxed as a "small business corporation" under Section 1361(l) of the Code. In no year has the Company incurred any tax liability under Section 1374 or 1375 of the Code. None of Seller or the Shareholders is liable for the tax of any person or entity under Section 1.1502-6 of the Treasury Regulations, promulgated pursuant to the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

           3.12. Licenses and Authorizations. Schedule 3.12 lists all licenses, permits and authorizations that are held by Seller as of the date hereof and are required for the conduct of the Business, as presently conducted. All such licenses, permits, and authorizations are in full force and effect, with no violations of any of them having occurred or, to the knowledge of Seller and each Shareholder, been alleged to have occurred, and with no proceedings pending or, to the knowledge of Seller and each Shareholder, threatened, that would have the effect of revoking, limiting or affecting the transfer or renewal of any such licenses or permits. Except as set forth in Schedule 3.12 or otherwise disclosed in this Agreement: (a) such licenses and authorizations are not subject to any restrictions or conditions that would limit operation of the Business as presently conducted; (b) there are no applications by Seller for any license, permit or authorization in connection with the Business; or (c) complaints by others pending or threatened in writing as of the date hereof before any governmental agency relating to the Business other than proceedings that affect the industry generally.

           3.13. Compliance with Laws. Seller, in the operation of its Business:
(i) possesses all of the business licenses, permits (including environmental permits) and authorizations (collectively, "Authorizations") that are necessary for legally conducting its Business as presently conducted, and has made such filings as may be required by local, state or federal governments; (ii) is in compliance with all applicable laws, rules and regulations, including those relating to the employment of labor (including OSHA), wages, hours, collective bargaining, immigration, discrimination and the payment of social security and similar taxes, and (iii) is not liable for any arrears of wages or any penalties for failure to comply with any of the foregoing.

           3.14. Title to Purchased Assets. Seller is, and immediately prior to Closing will be, the owner of all of the Purchased Assets and will have good and marketable title to all of the Purchased Assets (including fee simple marketable title with regard to the Purchased Property and a leasehold estate with regard to the Leased Property) free and clear of all liens, pledges, security interests, charges, claims, restrictions or other encumbrances and defects of title of any nature whatsoever except as listed on Schedule 3.14(a). The Purchased Assets constitute all of the assets used in connection with the operation of the Business other than the assets listed on Schedule 3.14(b) (the "Excluded Assets").

           3.15. Tangible Purchased Assets. Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Each such tangible asset has been well maintained, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

           3.16. Leased Property. With respect to the Leased Property: (i) the Lease is legal, valid, binding, enforceable, and in full force and effect; (b) neither Seller nor any other party is in default, violation or breach in any respect under the Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under the Lease; and (c) the Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder.

           3.17. Bank Accounts. Schedule 3.17 lists all bank accounts and safe deposit boxes of Seller used in connection with the Business, all powers of attorney in connection with such accounts, and the names of all persons authorized to draw thereon or to have access thereto.

           3.18. Corporate and Personnel Data; Labor Relations. Except as noted thereon, Schedule 3.18 lists the names and current salary rates of all the salaried Employees as of the date hereof (complete list to be provided to Buyer within 30 days of the date hereof). The Business has complied with all applicable laws and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, immigration, discrimination, and the payment of Social Security or similar taxes. There are no unfair labor practice claims or charges pending involving Seller relating to the operation of the Business.

           3.19. Insurance. Schedule 3.19 lists all of Seller's insurance policies relating to the Purchased Assets or the Business in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date and amount and type of coverage. With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect;
(b) neither Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has repudiated any provision thereof. Seller has been covered during the past ten years by insurance in scope and amount customary and reasonable for its Business. Schedule 3.19 describes any self-insurance arrangements affecting any of Seller.

           3.20. Customers. Schedule 3.20 attached hereto lists each customer representing billings by Seller in excess of $100,000 for the 12-month period ended December 31, 1996 and for the nine-month period ended September 30, 1997. Seller has not received any notice and has no reason to believe that Seller's agreement with any such customer is being terminated or is being considered for termination or nonrenewal, whether as a result of the transactions contemplated by this Agreement or otherwise.

           3.21. Inventories. All inventories reflected in the Financial Statements do not, and the inventories of the Business at Closing will not, include any items that are below standard quality, damaged, obsolete or of a quantity or quality not usable or saleable in the ordinary course of business, subject only to applicable reserves reflected on the Financial Statements.

           3.22. Accounts Receivable. Subject to any reserves on the Closing Date Balance Sheet for doubtful accounts receivable, all accounts receivable of Seller represent bona fide and valid claims by Seller and are and will be fully collectible and are not and will not be subject to any counterclaim, setoff or change of any kind whatsoever.

           3.23. Intellectual Property. All trademarks, trade names, copyrights or patents owned or used by Seller in connection with the Business, together with any applicable registrations, are disclosed in Schedule 3.23. Except as shown in such Schedule, all such trademarks, trade names, copyrights or patents, and any applicable registrations are owned by Seller and are not the subject of any proceeding challenging their use, or seeking to deny, modify or revoke any registration or application therefor or renewal thereof. Seller is entitled to use all trade names, trademarks, patents, designs, processes, copyrights and licenses and all other industrial property or intellectual property rights used by it in connection with its Business, and Seller has not granted any right, title or interest in or to any such intellectual property. Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patents, trademarks, or intellectual property rights of third parties, and Seller has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation (including any claim that such Seller must license or refrain from using any patent, copyright, trademark or intellectual property rights of any third party).

         3.24. Environmental Matters. Except as specified on Schedule 3.24:

           (a) To the best of Seller's knowledge and belief, no Hazardous Materials (as defined in this Section 3.24) are stored or otherwise located on real property owned, leased or otherwise operated by Seller (the "Realty"), and no part of the Realty, including the soil and groundwater located thereon and thereunder, is presently contaminated by any such substance; no Hazardous Materials have been released, stored, treated or disposed of on, in or bout the Realty; and no improvement located on the Realty contains any asbestos or substances containing asbestos;

           (b) No portion of the Realty has ever been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or a petroleum products storage facility;

           (c) There are no underground storage tanks situated on the Realty, nor have any been removed from the Realty;

           (d) To the best of Seller's knowledge and belief, all activities, and operations of the Business meet, and have in the past met, the requirements of all applicable Environmental Laws (as defined in this Section 3.24);

           (e) To the best of Seller's knowledge and belief, in connection with or arising out of the operation of its Business, Seller has never sent any Hazardous Materials to a site which, pursuant to any Environmental Law, (i) has been placed on the "National Priorities List," the CERCLIS list, or any other similar federal or state list, or (ii) which is subject to a claim, an administrative order or other request to take any type of response action or to pay for the costs of response action at such a site;

           (f) In connection with or arising out of the operation of its Business, (i) Seller is not involved in any suit or proceeding, and no Seller has received any notice or information request from any governmental agency or other party, with respect to any Hazardous Material or any violation of any Environmental Law, and (ii) Seller has not received any notice of any claim from any person or entity relating to personal injury, death or property damage from exposure to any Hazardous Material or violation of any Environmental Law; and

           (g) In connection with or arising out of the operation of its Business, Seller has timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits (none of which shall be lost or adversely affected as a result of the transaction contemplated herein), and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

           As used herein, "Hazardous Materials" means any substances or materials (i) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law; (ii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic, dangerous or otherwise hazardous; (iii) the presence of which require investigation or remediation under any Environmental Law or common law; (iv) which constitute a danger, a nuisance, a trespass or a health or safety hazard to persons or property; (v) which include, without limiting the foregoing, underground storage tanks, whether empty, filled or partially filled with any substance; and/or (vi) which are or contain, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas (excluding petroleum or natural gas products for on-site use properly stored in accordance with all Environmental Laws in gas pipelines serving the Realty, vehicles, machinery or above ground storage tanks).

         As used herein, "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, directives, licenses, approvals, guidances, interpretations, and orders, and all other legal requirements relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to the environment. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et. seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et. seq.) ("RCRA"),
the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et. seq.), the Clean Air Act (42 U.S.C. ss. 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et. seq.) ("OSHA"), as such laws and regulations have been amended or supplemented, and applicable state and local statutes, and the rules and regulations promulgated under such federal, state and local laws.

           Seller has previously delivered to Buyer copies of all reports, files, surveys, records, licenses, certificates, orders and all other documents in its possession of any type relating to the matters described in this Section 3.24.

           3.25. Product Warranty. Each product manufactured, sold, leased, or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for product warranty claims included in the Financial Statements. No product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Seller has provided to Buyer copies of the standard terms and conditions of sale or lease for Seller.

           3.26. Product Liability. Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller.

           3.27. Claims and Charges against Products. Seller has and will have no liability arising out of sales of products occurring prior to the Closing Date for any claims, charges or allowances against, to or in respect of such products.

           3.28. Disclosure. The representations and warranties contained in this Article III and all other information or documents (including the Schedules to this Agreement) delivered by Seller to Buyer in connection with the transaction described herein do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. There is no fact known to Seller that materially adversely affects, or that could in the future materially adversely affect, the operations, business, assets, properties or condition (financial or otherwise) of Seller that has not been set forth in this Agreement or the Schedules hereto.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Seller as follows:

           4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

           4.2. Authority Relative to this Agreement. Buyer has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

           4.3. Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by Buyer will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Buyer, (b) result in a default (or give rise to any right of termination, cancellation or acceleration or creation of liens) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration or creation of liens) as to which requisite waivers or consents have been obtained, or (c) violate any law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local governmental authority or agency applicable to Buyer, any of its subsidiaries or any of their respective assets.

           4.4. Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries that would give any third party the right to enjoin or rescind the transactions contemplated hereunder.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

           5.1. Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will conduct its Business in a manner consistent with prior practice and in the ordinary and usual course. Without limiting the generality of the foregoing, except as otherwise expressly provided in or contemplated by this Agreement, prior to the

Closing Date, without the prior written consent of Buyer, Seller will not and the Shareholders will not cause or permit Seller to:

         (a) make any distributions of any kind to shareholders of Seller;

         (b) enter into any contract or commitment relating to the operation of its Business except in the ordinary course of business;

         (c) amend, modify or waive any provision of any Contract, except in the ordinary course of business;

         (d) fail to maintain and keep Seller's properties and equipment in good repair, working order and condition, except for ordinary wear and tear;

         (e) fail to keep in full force and effect Seller's insurance comparable in amount and scope of coverage to that now maintained by Seller;

         (f) fail to perform Seller's obligations under all Contracts to which it is a party;

         (g) fail to use Seller's best efforts to maintain and preserve its business organizations, retain its present employees and maintain its relationship with suppliers, customers and others having business dealings with such Seller;

         (h) fail to maintain Seller's books of account and records in the usual and regular manner and not make any changes in its accounting practices;

         (i) fail to comply with all laws and regulations applicable to Seller and to the conduct of its Business;

         (j) amend Seller's Articles of Incorporation or Bylaws;

         (k) take, or agree in writing or otherwise to take, any action that would make any of the representations of Seller or any Shareholder set forth in this Agreement untrue or incorrect or would result in any of the conditions set forth in this Agreement not being satisfied;

         (l) create or assume any mortgage, pledge, lien, or other encumbrance with respect to the Purchased Assets, whether now owned or hereafter acquired; or

         (m) sell, assign, lease, transfer, or otherwise dispose of any of the Purchased Assets, except for sales of finished goods inventory in the ordinary course of business.

         (n) take any action, or fail to take action, that would cause revenues of Seller to be recorded for accounting purposes in the Measurement Period or pre-Closing period rather than in any period prior to the Measurement Period or pre-Closing period for the purpose of increasing the likelihood of receiving or the amount of any Contingent Payment pursuant to Section 1.7 of this Agreement.

           5.2. Financial Statements. During the period from the date hereof until the Closing, Seller shall furnish to Buyer monthly unaudited financial statements relating to the Business prepared in accordance with Generally Accepted Accounting Principles. Seller shall deliver to Buyer no later than March 31, 1998 financial statements (including a balance sheet and income statement) for the year ending and as of December 28, 1997 reviewed by its independent public accountants.

         5.3. Access to Information; Confidentiality.

         (a) Prior to Closing, Seller will (i) give Buyer and its authorized representatives full access to the Purchased Assets and to all books, records, offices and other facilities and properties relating to the Business, (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request (including, without limitation, examinations incident to environmental audits), and (iii) cause its officers or other appropriate officials to furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request. In connection with its due diligence relating to the transactions contemplated hereby, Seller acknowledges that Buyer's independent public accountants will be reviewing and evaluating Seller's Financial Statements and records and information relating thereto and, accordingly, Seller will provide full cooperation to such accountants in such review and evaluation. Notwithstanding the foregoing, this
Section 5.3(a) shall not apply with respect to the matters covered by the Confidentiality Agreement dated as of August 31, 1994 between Seller and Lantor, Inc.

         (b) Without the prior consent of Buyer, no other party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by law, but in which case the disclosing party shall provide Buyer with reasonable advance notice of the timing and substance of any such disclosure. After consultation with Seller, Buyer will issue a public press release announcing the planned transaction and containing certain other related information.

         (c) After the Closing, Seller and each Shareholder will hold, and Seller will use its best efforts to cause its officers, directors, employees, lenders, counsel, accountants, representatives, agents, consultants and advisors to hold, in strict confidence all confidential information of the Business, including without limitation customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of any Business learned by any employee of Seller heretofore or hereafter, unless the same information: (i) is currently publicly available or becomes publicly available through no fault of Seller or any Shareholder, or their agents, advisors or other representatives, or another person that Seller or the Shareholders know or have reason to know is subject to confidentiality obligations with respect to such information; or (ii) such information is required by applicable law to be disclosed, but then only to the extent (A) disclosure is required and after giving Buyer such notice of such obligation so that it may seek a protective order or other similar or appropriate relief and (B) Seller and the Shareholders have undertaken in good faith to have such confidential information treated confidentially consistent with the terms of this Agreement.

         5.4. Change of Corporate Name. On the Closing Date or as soon as practicable thereafter, Seller shall change its corporate name to a new name, which does not include the words making up its existing name (or any existing trade names) or the acronym or abbreviation or any variations, translations or combinations thereof or similar names and otherwise is not likely to be confused with its present names so as to make Seller's present name available to Buyer. From and after the Closing, neither Seller nor any Shareholder shall use the words making up Seller's existing name (or any existing trade names) or the acronym or abbreviation or any variations, translations or combinations thereof or similar names in connection with the Business.

         5.5. Filings. Buyer and Seller will make or cause to be made all such filings and submissions under applicable laws and regulations as may be required for the consummation of the transactions contemplated hereunder, including without limitation any filings required under the HSR Act. Buyer and Seller will cooperate and coordinate with one another in connection with any such filings or submissions. Buyer and Seller will each pay one-half of the HSR Act filing fee.

         5.6. Employees and Employee Benefits.

         (a) For purposes of employee benefits under Seller's employee benefit plans, all of the Employees who accept employment with Buyer shall be considered terminated employees and shall have no further rights to accrue to them under any of Seller's employee benefit plans after the Closing Date, except as provided in Section 5.6(b), (c), (d), (e) and (f). While Buyer intends to hire the employees of Seller as of the Closing Date, it is agreed by the parties that Buyer is not obligated to hire any of the employees of Seller. The employees hired by Buyer will be given credit for prior service with Seller for purposes of eligibility to participate in Buyer's health benefit plan and 401(k) profit-sharing plan, but will not receive credit for service with Seller for any other purpose (including but not limited to vacation or severance policies).

         (b) Notwithstanding anything herein to the contrary, Seller will pay, or Seller will maintain an insurance policy that will pay, the following unpaid claims for medical expenses incurred by Participants under Seller's Health Care Plan that exist at the Closing Date ("Incurred But Unpaid Claims"): (i) any unpaid claim for the payment of Benefits for health care expenses incurred by a participant which was submitted for payment prior to the Closing Date; (ii) any unpaid claim for the payment of Benefits for health care expenses incurred by a Participant on or before the Closing Date; and (iii) any claim for payment of Benefits for an accident or illness suffered or incurred prior to Closing for which no health care expenses have been incurred; provided, however, that Seller and the Shareholders shall be responsible or liable only for such claims resulting in liabilities in excess of any reserves that may appear on the Closing Balance Sheet.

                  All Incurred But Unpaid Claims will be paid in accordance with the provisions of Seller's Health Care Plan. Subject to the next sentence, all Incurred But Unpaid Claims will be paid within 60 days following Seller's receipt thereof. If the amount of Benefits payable under any Incurred But Unpaid Claim cannot be determined within 60 days of Seller's receipt of the Incurred But Unpaid Claim, Seller will not be required to pay such Claim until the amount payable is determined, as long as prior to the expiration of such 60-day period, Seller notifies the Participant who submitted such Incurred But Unpaid Claim that Benefits will not be paid until the amount of the Benefit payable is determined. It is agreed that the Culp, Inc. Health Care Plan ("Buyer's Health Care Plan") and Buyer are not obligated to pay any Incurred But Unpaid Claims. It is further agreed, however, that if Seller does not comply with the provisions of this Section 5.6, either Buyer or Buyer's Health Care Plan, at Buyer's sole and absolute discretion, may pay the entire amount of any Incurred But Unpaid Claim; and, in such event, Buyer shall be indemnified, pursuant to
Section 7.2, for the entire amount paid by Buyer or Buyer's Health Care Plan for Incurred But Unpaid Claims. Any Incurred But Unpaid Claim existing under Seller's Health Care Plan at the Closing Date that are submitted by Participants to Buyer or to the third party administrator of Buyer's Health Care Plan shall be forwarded to the following person at the following address:

                              Robert L. Davis
                              P.O. Box 1509
                              Shelby, North Carolina  28151

         (c) If a covered employee or qualified beneficiary under Seller's Health Care Plan incurred a qualifying event prior to the Closing Date, Seller shall timely notify those individuals of their rights to COBRA continuation coverage under Seller's Health Care Plan in accordance with the COBRA laws. Neither Buyer nor Buyer's Health Care Plan, as a successor to Seller's Health Care Plan, is responsible for providing any notice about COBRA to any covered employee or qualified beneficiary under Seller's Health Care Plan who incurred a qualifying event prior to the Closing Date.

         (d) Seller and Seller's Health Care Plan shall be responsible for providing COBRA continuation coverage to the COBRA Participants for the period prescribed under the COBRA Laws. Furthermore, Seller and Seller's Health Care Plan shall be responsible for providing COBRA continuation coverage, if any, to any covered employee or qualified beneficiary under Seller's Health Care Plan who incurred a qualifying event prior to the Closing Date. Neither Buyer, nor Buyer's Health Care Plan, as a successor plan to Seller's Health Care Plan, shall be responsible for providing any COBRA continuation coverage to the COBRA Participants or to any covered employee or qualified beneficiary under Seller's Health Care Plan who incurred a qualifying event prior to the Closing Date.

         (e) Buyer shall offer health insurance coverage under Buyer's Health Care Plan to Seller's employees hired by Buyer on the Closing Date as long as those employees are eligible to participate in Seller's Health Care Plan as of the Closing Date. Buyer's Health Care Plan shall not exclude from coverage, as a preexisting condition, any existing health care condition of any of the aforementioned employees for which Benefits were paid under Seller's Health Care Plan.

         (f) Seller shall terminate its 401(k) Plan prior to Closing. Upon termination of the 401(k) Plan, Seller shall apply for and use its best efforts to obtain a favorable determination letter with the Internal Revenue Service stating that the termination of the 401(k) Plan will not affect its qualified status under Section 401(a) of the Code.

         5.7. Noncompetition. For a period of three years following the Closing Date, each of Robert T. Davis, Robert L. Davis, Louis W. Davis and J. Marshall Bradley shall not, directly or indirectly:

         (a) (i) engage or invest in, (ii) own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, (iii) be employed by, associated with, or in any manner connected with, (iv) lend his name or credit to, or render services or advice to, any business or venture involved in the manufacturing or marketing of wrapped spun yarns for uses related to upholstery fabrics anywhere in the State of Georgia, the State of Pennsylvania, the State of North Carolina, the State of South Carolina, the State of Tennessee, the State of Mississippi, the State of California, the State of Illinois, the State of Michigan, the State of New Jersey, or any other State in the United States, Mexico and Canada, or directly or indirectly acquire any ownership interest in an entity that engages in such business in any such location; provided, however, that the ownership of less than two percent (2%) of the outstanding securities of a class of securities that is registered by the issuer thereof under the Securities Exchange Act of 1934 shall not constitute a violation of the provisions of this Section 5.7;

         (b) In any way, solicit, induce or attempt to induce any customer to cease or diminish its dealings or relationship with Buyer; and

         (c) In any way, solicit, induce or attempt to induce any employee or exclusive independent contractor of the Business upon the Closing or any future time to leave his or her employ or contract with Buyer or any affiliate thereof to become associated in any way with a business or venture that competes in any way with Buyer or any affiliate thereof;

provided, however, that upon the termination of any of such person's employment other than for Cause (as defined below), the foregoing covenants shall no longer apply.

         "Cause" means (i) the conviction of (or its procedural equivalent) or the entering of a guilty plea or no contest with respect to a crime involving an act of moral turpitude; (ii) chronic or terminal illness, disability or failing health which prevents any such person from performing the essential duties of his position; (iii) any material act of willful dishonesty or malicious action against Buyer or any affiliate thereof by any of such persons; or (iv) a failure to satisfy any of such person's payment obligations under or in connection with this Agreement.

         Seller and each Shareholder will also refrain from using any of the Trade Names at any time after the Closing Date.

         Seller and the Shareholders acknowledge and agree that the provisions contained in this Section 5.7 are reasonable and valid in geographic scope and duration and in all other respects. If Seller or any Shareholder shall breach, or threaten to breach, this Section 5.7, Buyer shall have (i) the right to have the provisions of this Section 5.7 specifically enforced by a court of competent jurisdiction, it being agreed that a breach or threatened breach of this Section
5.7 would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer; or (ii) the right to require Seller and the Shareholders to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by any of them as the result of any actions or transactions constituting a breach of this
Section 5.7; and each such right and remedy shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer under law or in equity. If any court determines that this Section 5.7, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable. Seller and the Shareholders agree that the Final Purchase Price paid to Seller as provided hereby shall serve as consideration, the adequacy and sufficiency of which is hereby acknowledged, to support the obligations of Seller and the Shareholders under this Section 5.7.

         5.8. Lien Search. Prior to Closing, Seller at its expense shall obtain and deliver Uniform Commercial Code and tax lien search results covering the Purchased Assets from each jurisdiction in which Purchased Assets are located. The searches shall be accurate as of a date not earlier than 20 days prior to the Closing Date.

         5.9. Other Actions. Buyer, on the one hand, and Seller and the Shareholders, on the other hand, hereby agree that (subject to the provisions of Section 9.2 hereof), shall at its own expense use its best efforts and shall cooperate fully with the other in preparing, filing, prosecuting, and taking any other actions with respect to any applications, requests, or actions that are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transactions contemplated by this Agreement.

         5.10. Corporate Action. Seller shall, and the Shareholders shall cause Seller to, take all corporate action necessary to consummate this Agreement and the transactions contemplated hereby. Buyer shall take all corporate action necessary to consummate this Agreement and the transactions contemplated hereby.

         5.11. No Solicitation. In recognition of the time that will be expended and the expense that will be incurred by Buyer in connection with the transactions contemplated hereby, Seller and the Shareholders will not, and Seller will use its best efforts so that its officers, employees and agents will not, directly or indirectly or through agents, brokers or otherwise, until this Agreement is closed or is terminated as provided in this Agreement, encourage, solicit, engage in negotiations or discussions or provide information with respect to any inquiries or proposals relating to (a) the possible direct or indirect acquisition of all or a portion of Seller's capital stock or its assets or (b) any business combination involving Seller. Additionally, Seller and the Shareholders agree to promptly notify Buyer upon any inquiries by a third person or entity relating to the foregoing subclauses (a) and (b).

         5.12. Robert T. Davis. After Closing, Buyer will use its best efforts, consistent with its fiduciary duties, to cause Robert T. Davis to be elected as a member of the Board of Directors of Buyer.

         5.13. Resale of Buyer's Stock. Seller and each Shareholder agree not to transfer, assign or sell any shares of Buyer's Stock received in connection with this Agreement in violation of the federal and any applicable state securities laws, including without limitation the limitations imposed by Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seller and each Shareholder further agree to effect any transfer or sale of shares of Buyer's Stock through Wheat First Securities, Inc. (or its successor).

         5.14. Equipment Lease. Seller and Buyer agree to execute and deliver to each other a secured equipment lease, substantially in the form attached hereto as Exhibit C, pursuant to which Seller will lease four (4) chenille machines, which Buyer has previously ordered for purchase, the terms and conditions of which Buyer and Seller shall negotiate in good faith. Seller and Buyer agree to execute and deliver such lease by the time of the delivery from the manufacturer of such machines.

                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing (subject to Article VIII hereof) of the following conditions:

         (a) Neither Seller nor Buyer shall be subject at Closing to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement, nor shall there be pending a suit or proceeding by any governmental authority that seeks injunctive or other relief in connection with the transactions contemplated hereby.

         (b) The waiting period under the HSR Act, and all extensions thereof, shall have expired or been terminated by the appropriate regulatory authorities.

         6.2. Conditions to the Obligations of Seller to Effect the Transactions Contemplated Hereby. The obligations of Seller to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date (subject to Article VIII hereof) of the following conditions, any one or more of which may be waived by Seller and the Shareholders:

         (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made as of such time (except as otherwise expressly contemplated by this Agreement). Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to Closing. Seller shall have received a certificate to the matters set forth in this subparagraph (a) signed on behalf of Buyer by its duly authorized officer.

         (b) All documents required hereunder to have been delivered by Buyer to Seller, and all actions required hereunder to have been taken by Buyer, at or prior to the Closing Date, shall have been delivered or taken.

         (c) Seller shall have received from Buyer certificates executed by the Secretary or an Assistant Secretary of Buyer certifying and attaching copies of the following: (i) resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby by Buyer; (ii) Articles of Incorporation of Buyer recently certified by the North Carolina Secretary of State and Bylaws of Buyer; (iii) the incumbency and signatures of any of Buyer's officers who will execute or have executed documents in connection with this Agreement; (iv) a Certificate of Existence of Buyer issued as of a recent date by the North Carolina Secretary of State. Such certificate shall further certify that Buyer's Articles of Incorporation have not been amended since their certification by such Secretary of State and that nothing has occurred since the date of issuance of the Certificate of Existence that would adversely affect Buyer's corporate existence.

         6.3. Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect any transaction contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date (subject to Article VIII hereof) of the following conditions, any one or more of which may be waived by Buyer:

         (a) All representations and warranties of Seller or the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing as though made as of such time (except as otherwise expressly contemplated by this Agreement). Seller shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to Closing. Buyer shall have received a certificate to the matters set forth in this subparagraph
(a) signed on behalf of each Seller and each Shareholder by its duly authorized officer.

         (b) All required consents from third parties and governmental authorities to permit the transfer of the Purchased Assets, the assumption of the Contracts and the Lease, and the operation of the Business by Buyer shall have been obtained.

         (c) All documents required hereunder to have been delivered by Seller or the Shareholders to Buyer, and all actions required hereunder to have been taken by Seller or the Shareholders, at or prior to the Closing Date, shall have been delivered or taken.

         (d) Buyer shall have received an opinion from Seller's legal counsel reasonably satisfactory to Buyer, dated as of the Closing Date and opining to the matters listed on Exhibit C attached hereto.

         (e) Buyer shall have received from Seller certificates executed by the Secretary or an Assistant Secretary of Seller certifying and attaching copies of the following: (i) resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby by Seller; (ii) Articles of Incorporation of Seller recently certified by the North Carolina Secretary of State and Bylaws of Seller; (iii) the incumbency and signatures of any of Seller's officers who will execute or have executed documents in connection with this Agreement; (iv) a Certificate of Existence of Seller issued as of a recent date by the North Carolina Secretary of State. Such certificate shall further certify that Seller's Articles of Incorporation have not been amended since their certification by such Secretary of State and that nothing has occurred since the date of issuance of the Certificate of Existence that would adversely affect Seller's corporate existence.

         (f) Seller shall have delivered to Buyer all financial statements required by Section 5.2 hereof.

         (g) The amount of the debt to be paid by Buyer upon Closing as described on Schedule 1.8 shall not exceed $9,000,000.

         (h) The amount of Stockholders' Equity of Seller, as determined from the most recent balance sheet of Seller provided under Section 5.2 as of Closing, shall not be less than $5,500,000.

         (i) Buyer shall have completed its due diligence review of Seller and the Business (which Buyer agrees to complete by March 20, 1998), and the results of such review shall have been satisfactory to Buyer in its discretion.


                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         7.1. Survival of Representations. All representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive the Closing, but all claims made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this Article VII.

         7.2. Seller's Agreement to Indemnify.

         (a) Subject to the conditions and provisions set forth herein, each of Seller and the Shareholders will jointly and severally defend, indemnify and hold harmless Buyer, its directors, officers, employees, agents, subsidiaries and shareholders (collectively, the "Buyer Affiliates") against and in respect of:

                  (i) Any and all loss, damage or deficiency resulting from any misrepresentation, breach of warranty, or other violation of any of the covenants, warranties or representations contained in this Agreement or any documents executed herewith or the transactions contemplated hereby, or nonfulfillment of any agreement, on the part of Seller under this Agreement or any documents executed herewith or the transactions contemplated hereby, or from any misrepresentation in or omission from any certificate or other instrument furnished to Buyer in connection herewith;

                  (ii) Any and all liabilities or obligations of Buyer or obligations with respect to or arising out of the ownership or operation of the Purchased Assets or the Business on or prior to the Closing Date, whether accrued, unaccrued, known, unknown, fixed, contingent, absolute or otherwise, and that are not expressly assumed by Buyer hereunder, including the matters disclosed on Schedule 3.5;

                  (iii) all claims (including without limitation claims for personal injury or death, claims for property damages and all other private party claims and claims by governmental authorities or entities of any type), damages, pending or threatened actions, administrative proceedings (whether formal or informal proceedings), investigation costs, monitoring costs, assessment costs, response costs, remedial costs, removal costs, restoration costs, governmental requirements, judgments, losses of or damages to natural resources, penalties, liens, fines, settlements, punitive damages, interest and other losses, costs and liabilities of any kind (including without limitation attorneys' fees and court costs, and consultant and expert witness fees) arising in any manner out of or by reason of (1) breach of the warranties and representations in Section 3.24, (2) any violation or alleged violation of any Environmental Law, as interpreted and in effect on the Closing Date, by Seller or with respect to the Realty (as defined in Section 3.24) that first occurs or commences prior to Closing or results from Seller's acts or omissions prior to Closing, (3) any contamination or threatened or suspected contamination of the Realty (or any part thereof including without limitation the soil and groundwater thereunder) by Hazardous Materials that first occurs or commences prior to Closing or results from Seller's acts or omissions prior to Closing, or
(4) any presence, generation, treatment, storage, disposal, transport release, suspected release or threatened releasee of Hazardous Materials on or from the Realty (or any part thereof including without limitation the soil and groundwater thereunder) that first occurs or commences prior to Closing or results from Seller's acts or omissions prior to Closing. Notwithstanding any of the foregoing, Seller and the Shareholders shall be required to indemnify a Buyer Affiliate under this Section 7.2(a)(iii) (and to the extent related thereto, Section 7.2(a)(v)) only for claims of which notice has been given to Seller or the Shareholders within 5 years after the Closing Date and only for damages under such claims that do not exceed in the aggregate $2,500,000 less any amounts paid to a Buyer Affiliate for or in connection with a breach of the representations and warranties contained in Section 3.24. Further notwithstanding any of the foregoing, Seller and the Shareholders shall not be required to indemnify a Buyer Affiliate under this Section 7.2(a)(iii) (and to the extent related thereto, Section 7.2(a)(v)):

         (A) for any costs incurred by a Buyer Affiliate in undertaking work to remediate Hazardous Materials in, on, under or about any of the Realty, unless
(w) a governmental authority of any kind has issued an order or other directive requiring that such remediation work be undertaken, (x) such work is necessary to allow the full and safe use of the Realty for manufacturing and related purposes, (y) a third party has asserted or threatened a claim against a Buyer Affiliate that relates to or arises out of the presence of Hazardous Materials or (z) Buyer reasonably believes that it is in imminent danger of incurring a liability if such work in not performed; or

         (B) for any claims if Seller has caused, prior to Closing, such environmental testing to be conducted and reports to be prepared to satisfy Buyer in its reasonable discretion that no further conditions or circumstances exist that (a) could give rise to any claim or liability in connection with the presence of Hazardous Materials or a violation or alleged violation of any Environmental Law, or (b) could be required to be set forth on Schedule 3.24 as if the representations and warranties in Section 3.24 were being made after the completion of such tests and reports.

                  (iv) Any and all claims, losses, liabilities or expenses resulting from noncompliance with any bulk sale laws resulting from the transactions contemplated by this Agreement; and

                  (v) Any and all claims, costs, damages, liabilities, deficiencies, losses or expenses suffered or incurred by any such party (whether as a result of third party claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments, assessments, liabilities or otherwise), including costs of investigation and defense and attorneys' fees assessed, incurred or sustained by or against any of them, arising out of or in connection with any of the foregoing in respect of which indemnification rights exist.

         (b) No indemnification shall be required to be made under this Section
7.2 for breaches of representations and warranties until the aggregate amount of damages incurred by the Buyer Affiliates under this Section 7.2 for such breaches exceeds $50,000, and if such damages arising from such breaches exceed such amount then Seller and the Shareholders shall indemnify the Buyer Affiliates for the full amount of such damages up to and in excess of the initial $50,000. It is further agreed that the liability of Seller and the Shareholders pursuant to this Section 7.2 for such breaches of representations and warranties shall be limited to Claims (as defined below) asserted by the Buyer Affiliates within two years after the Closing Date. Notwithstanding the foregoing, this Section 7.2(b) and the limitations contained herein shall not apply to Claims arising under or in connection with:

         (i) Section 7.2(a)(iii) (or Section 7.2(a)(v) to the extent related to a claim under Section 7.2(a)(iii));

         (ii) Section 7.2(d) (relating to product-related claims);

         (iii) Section 3.11 (relating to Taxes) or otherwise relating to taxes;

         (iv) Section 3.10 (relating to Employee Benefit Plans; ERISA);

         (v) Section 3.14 (relating to Title to Purchased Assets);

         (vi) Section 3.15 (relating to Tangible Purchased Assets);

         (vii) Section 3.16 (relating to Leased Property); and

         (viii) Section 3.24 (relating to Environmental Matters);

provided, however, that with respect to:

         (A) Claims covered by the foregoing clauses (iii) and (iv), the liability of Seller and the Shareholders pursuant to this Section 7.2 shall be limited to Claims of which a Buyer Affiliate has given notice to Seller or the Shareholders within the applicable statute of limitation; and

         (B) Claims covered by the foregoing clause (viii), the liability of Seller and the Shareholders pursuant to this Section 7.2 (x) shall be limited to Claims of which a Buyer Affiliate has given notice to Seller or the Shareholders within 5 years after the Closing Date and (y) shall not exceed in the aggregate $2,500,000 less any amounts paid to a Buyer Affiliate under Section 7.2(a)(iii) (and Section 7.2(a)(v) to the extent related to a claim under Section 7.2(a)(iii)).

         (c) Claims.

                  (i) Except as otherwise provided in Section 7.2(d), within 30 days after receiving written notice thereof, Buyer will give Seller and the Shareholders notice of any claims, demands, assessments, suits, judgments, proceedings or other actions (for purposes of this Section and Section 7.3, any "Claims") asserted against (by third parties, governmental entities, or otherwise) or incurred by any of the Buyer Affiliates with respect to which Buyer intends to claim indemnification from Seller and the Shareholders pursuant to Section 7.2(a), and Seller and the Shareholders may undertake the response or defense thereof by counsel of their own choosing, provided that such counsel shall be reasonably acceptable to Buyer, but only if the following conditions are met: (A) Seller and the Shareholders provide written notice to Buyer that Seller intends to undertake such defense and agree that (x) any damages or liabilities resulting from any Claims are or will be damages incurred by the Buyer Affiliates and (y) Seller and the Shareholders will be jointly and severally liable for and indemnify the Buyer Affiliates against such damages and liabilities in accordance with this Section 7.2, (B) Seller and the Shareholders provide Buyer with evidence acceptable to Buyer that Seller and the Shareholders have the financial resources to defend against the Claim and fulfill their indemnification obligations hereunder, (C) the Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Claim is not, in the good faith judgment of Buyer, likely to establish a precedent adverse to the continuing business interests of Buyer and
(E) Seller and the Shareholders conduct the defense of the third-party claim actively and diligently. Any Buyer Affiliate may, by counsel, participate in such proceedings, negotiations or defense at its own expense (notwithstanding
Section 7.2(a)(v)), but Seller and the Shareholders shall retain control over such proceedings, negotiation or litigation except as set forth in this Agreement. In all such cases, the Buyer Affiliates shall give reasonable assistance to Seller and the Shareholders, including making their employees available without charge as reasonably requested.

                  (ii) In the event that within 20 days after written notice of any such Claim, Seller or the Shareholders fail to notify Buyer of their intention to respond or defend, the Buyer Affiliates will have the right to undertake the defense, compromise or settlement of such Claim for the accounts of Seller and the Shareholders, subject to the right of Seller or the Shareholders, so long as the conditions above in Section 7.2(c)(i) are met, to assume the defense, compromise or settlement of such Claim at any time prior to final settlement, compromise or determination thereof.

         (d) Product-Related Claims. Any claims, demands, assessments, suits, judgment proceedings or other actions relating to or brought in connection with defective, substandard or nonconforming products, other than product-liability claims involving injury to individuals or damage to property, ("Product-Related Claims") shall not be subject to the provisions and limitations of Section 7.2(b) or Section 7.2(c) but instead shall be subject to the provisions of this
Section 7.2(d). Any Buyer Affiliate may settle any Product-Related Claims on terms as it may determine in its reasonable discretion ("Product Settlements"), and upon request by such Buyer Affiliate, Seller agrees to make prompt payment to that Buyer Affiliate in immediately available funds of an amount equal to any Product Settlements. Notwithstanding the foregoing, indemnification shall be required to be made under this Section 7.2(d) only for (i) Product-Related Claims of which any Buyer Affiliate has given notice to Seller or the Shareholders by or on the Contingent Payment Date (as defined in Section 1.7) and (ii) damages under Product-Related Claims that are in excess of $50,000 in the aggregate.

         7.3.     Buyer's Agreement to Indemnify.

         (a) Subject to the conditions and provisions set forth herein, Buyer will defend, indemnify and hold harmless Seller, and its directors, officers, employees and agents, and each of the Shareholders (collectively, the "Seller Affiliates") against and in respect of:

                  (i) Any and all loss, damage or deficiency resulting from any misrepresentation, breach of warranty, or other violation of any of the covenants, warranties or representations contained in this Agreement or any documents executed herewith or the transactions contemplated hereby, or nonfulfillment of any agreement or any documents executed herewith or the transactions contemplated hereby, on the part of Buyer under this Agreement or from any misrepresentation in or omission from any certificate furnished to Seller or the Shareholders required in connection herewith.

                  (ii) Any and all liabilities and obligations assumed by Buyer as provided herein as well as those liabilities and obligations of Buyer that arise after the Closing with respect to the operation of the Business after that date; and

                  (iii) Any and all claims, costs, damages, liabilities, deficiencies, losses or expenses suffered or incurred by any such party (whether as a result of third party claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments, assessments, liabilities or otherwise), including costs of investigation and defense and attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of any of the foregoing.

         (b) No indemnification shall be required to be made under this Section
7.3 for breaches of representations and warranties until the aggregate amount of damages incurred by the Seller Affiliates under this Section 7.3 for such breaches exceeds $35,000, and if such damages arising from such breaches exceed such amount then Buyer shall indemnify the Seller Affiliates for the full amount of such damages up to and in excess of the initial $35,000. It is further agreed that the liability of Buyer pursuant to this Section 7.3 for such breaches of representations and warranties shall be limited to Claims (as defined below) asserted by the Seller Affiliates within two years after the Closing Date.

         (c) Claims.

                  (i) Within 30 days after receiving written notice thereof, Seller or the Shareholders will give Buyer notice of any Claims asserted against (by third parties, governmental entities, or otherwise) or incurred by the Seller Affiliates with respect to which any Seller Affiliate intends to claim indemnification from Buyer, and Buyer may undertake the response or defense thereof by counsel of its own choosing, provided that such counsel shall be reasonably acceptable to Seller and the Shareholders, but only if the following conditions are met: (A) Buyer provides written notice to Seller or the Shareholders that Buyer intends to undertake such defense and agrees that (x) any damages or liabilities resulting from any Claims are or will be damages incurred by the Seller Affiliates and (y) Buyer will be liable for and indemnify the Seller Affiliates against such damages and liabilities in accordance with this Section 7.3, (b) the Claim involves only money damages and does not seek an injunction or other equitable relief, and (C) Buyer conducts the defense of the Claim actively and diligently. Any Seller Affiliate may, by counsel, participate in such proceedings, negotiations or defense at its own expense (notwithstanding
Section 7.3(a)(iii)), but Buyer shall retain control over such proceedings, negotiation or litigation except as set forth in this Agreement. In all such cases, the Seller Affiliates shall give reasonable assistance to Buyer, including making their employees available without charge as reasonably requested.

                  (ii) In the event that within 20 days after written notice of any such Claim, Buyer fails to notify Seller or the Shareholders of its intention to respond or defend, the Seller Affiliates will have the right to undertake the defense, compromise or settlement of such Claim for the account of Buyer, subject to the right of Buyer, so long as the conditions above in Section 7.3(c)(i) are met, to assume the defense, compromise or settlement of such Claim at any time prior to final settlement, compromise or determination thereof.

                                  ARTICLE VIII

                                   TERMINATION

         8.1. Termination. This Agreement may be terminated:

         (a) at any time by mutual consent of Seller and Buyer;

         (b) by either party, if Closing hereunder has not taken place on or before May 4, 1998.

         (c) by Seller if all the conditions in Section 6.1 and 6.2 have not been satisfied or waived by the Closing Date; and

         (d) by Buyer if all the conditions set forth in Section 6.1 and 6.3 have not been satisfied or waived by the Closing Date.

         8.2. Procedure and Effect of Termination or Failure to Close.

         (a) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to
Section 8.1, prompt written notice thereof shall be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (i) None of the parties hereto nor any of their partners, directors, officers, members, managers, shareholders, employees, agents, or affiliates shall have any liability or further obligation to the other party or any of its partners, directors, officers, members, managers, shareholders, employees, agents, or affiliates pursuant to this Agreement with respect to which termination has occurred, except as stated in Article VII or in Section 8.2(b) and in Sections 9.1 and 9.2 hereof; and

                  (ii) All filings, applications and other submissions relating to the transfer of the Purchased Assets shall, to the extent practicable, be withdrawn from the agency or other person to which made.

         (b) Notwithstanding anything to the contrary contained in this Agreement, including without limitation Article VII, in the event of termination of this Agreement, or if pursuant to the terms of this Agreement (i) Seller shall be obligated to sell the Purchased Assets and Buyer shall be obligated to purchase the Purchased Assets, (ii) Buyer or Seller, as the case may be, shall have duly satisfied each of the conditions set forth in Article VI hereof to be satisfied by it or them (or in the case of any condition that is to be satisfied at the Closing, shall have demonstrated a willingness and ability to satisfy such condition if the Closing were to take place), and the conditions set forth in Section 6.1 have been satisfied, and (iii) Seller or Buyer, as the case may be, shall nevertheless fail to sell or purchase the Purchased Assets, then and in that event, Buyer and Seller, as the case may be, shall be entitled to seek any remedy to which they may be entitled at law or in equity in the event of a violation or breach of any agreement, representation or warranty contained in this Agreement (which remedies shall include without limitation with respect to both Buyer and Seller, an injunction or injunctions to prevent breaches of, or to obtain specific performance of any obligation hereunder, without limiting any monetary damages to which Buyer or Seller, as the case may be, shall be entitled).
                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

           9.1. Commissions. Each of Seller and the Shareholders, on the one hand, and Buyer, on the other hand, represent and warrant to the other that no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation. Each of Seller and the Shareholders, on the one hand, and Buyer, on the other hand, will pay or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

           9.2. Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; provided, however, that Buyer and Seller will each bear one-half of the filing fee incurred in complying with the HSR Act and the rules and regulations promulgated thereunder by the Federal Trade Commission. With regard to costs associated with transferring the Purchased Assets to Buyer pursuant to this Agreement, Seller will pay any sales or use taxes and transfer taxes or fees, and Buyer will pay any recording fees.

           9.3. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. From time to time after the Closing Date, without further consideration, Seller will, at its expense, execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request in order to more effectively vest in Buyer good title to the Purchased Assets. From time to time after the Closing Date, without further consideration, Buyer will, at Buyer's expense, execute and deliver such documents to Seller as Seller may reasonably request in order more effectively to consummate the transactions contemplated by this Agreement.

         9.4. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement executed by all of the parties hereto.

           9.5. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.5.

           9.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                      (a)     If to Buyer, to:

                              Culp, Inc.
                              P.O. Box 2686
                              101 South Main Street
                              High Point, North Carolina  27261-2686
                              Attention:  Franklin N. Saxon
                              Facsimile:  (910) 887-7089

                              Copies to:

                              Robinson, Bradshaw & Hinson, P.A.
                              1900 Independence Center
                              101 North Tryon Street
                              Charlotte, North Carolina  28246
                              Attention:  Henry H. Ralston
                              Facsimile:  (704) 378-4000

                      (b)     If to Seller, to:

                              Artee Industries, Incorporated
                              P.O. Box 1509
                              Shelby, North Carolina  28151
                              Attention:  Robert L. Davis
                              Facsimile:  (704) 482-0735

                              Copies to:

                              Alala Mullen Holland & Cooper P.A.
                              P.O. Box 488
                              301 South York Street
                              Gastonia, North Carolina  28053
                              Attention:  J. Mark Heavner
                              Facsimile:  (704) 861-8394


                      (c)     If to Shareholders, to:

                              Robert T. Davis
                              3721 Eaglebrook Drive
                              Gastonia, North Carolina  28056

         9.7. Action by Shareholders. Except as otherwise expressly provided in this Agreement, any act or decision by the Shareholders hereunder (including without limitation any decision relating to termination, waiver of conditions and indemnification that could be applicable) shall require the consent or approval of the Shareholders who then hold a majority of voting shares of Seller (if prior to Closing) or who held a majority of such voting shares (if at or subsequent to Closing), and any act or decision approved or consented to by the Shareholders shall be binding upon all of the Shareholders.

         9.8. Right of Set-Off. The parties agree that Buyer may, at its election, satisfy and set-off any payments due Buyer from Seller or the Shareholders under this Agreement or in connection herewith against any payments due from Buyer to Seller or to the Shareholders under this Agreement or in connection therewith.

         9.9. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.10. Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina.

         9.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.12. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         9.13. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior agreements and understandings, whether written, oral, or otherwise, between the parties with respect to the transactions contemplated by this Agreement.


                         [Signatures on Following Page]

           IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers, and each Shareholder has signed this Agreement, as of the date first above written.


                               SELLER:

                               ARTEE INDUSTRIES, INCORPORATED


                               By:      /s/ Robert T. Davis
                                        --------------------------------------
                                        Robert T. Davis, Chairman


                               SHAREHOLDERS:


                               /s/ Robert T. Davis
                               -----------------------------------------------
                               Robert T. Davis


                               /s/ Robert L. Davis
                               -----------------------------------------------
                               Robert L Davis, Trustee of Robert T. Davis
                               Irrevocable Trust under agreement dated
                               8/25/94


                               /s/ Robert L. Davis
                               -----------------------------------------------
                               Robert L. Davis


                               /s/ Louis W. Davis
                               -----------------------------------------------
                               Louis W. Davis


                               /s/ Kelly D. England
                               -----------------------------------------------
                               Kelly D. England


                               /s/ J. Marshall Bradley
                               -----------------------------------------------
                               J. Marshall Bradley

                               /s/ Frankie S. Bradley
                               -----------------------------------------------
                               Frankie S. Bradley


                               /s/ Micky R. Bradley
                               -----------------------------------------------
                               Micky R. Bradley




                               BUYER:

                               CULP, INC.


                               By:      /s/ Franklin N. Saxon
                                        ----------------------------------------
                                        Franklin N. Saxon, Senior Vice President

                                TABLE OF CONTENTS


                                    ARTICLE I
                       SALE OF ASSETS AND TERMS OF PAYMENT

1.1.       The Sale..........................................................-1-
1.2.       Purchase Price....................................................-2-
1.3.       Purchase Price Adjustment.........................................-3-
1.4.       Preparation of Closing Balance Sheet..............................-3-
1.5.       Procedure for Determination of Purchase Price Adjustment..........-3-
1.6.       Post-Closing Payment..............................................-4-
1.7.       Contingent Payment................................................-4-
1.8.       Assignment and Assumption of Obligations and Liabilities..........-6-
1.9.       Procedures for Purchased Assets Not Transferable..................-7-
1.10.      Allocations.......................................................-7-

                                   ARTICLE II
                                   THE CLOSING

2.1.       Time and Place of Closing.........................................-7-
2.2.       Deliveries by Seller..............................................-8-
2.3.       Deliveries by Buyer...............................................-8-

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

3.1.       Existence; Capital Stock; and Ownership...........................-9-
3.2.       Authority Relative to this Agreement..............................-9-
3.3.       Consent and Approvals; No Violation...............................-9-
3.4.       Financial Statements.............................................-10-
3.5.       Undisclosed Liabilities..........................................-10-
3.6.       Absence of Certain Changes or Events.............................-10-
3.7.       Certain Contracts and Arrangements...............................-10-
3.8.       Litigation.......................................................-11-
3.9.       Labor Matters....................................................-11-
3.10.      Employee Benefit Plans; ERISA....................................-11-
3.11.      Tax Matters......................................................-13-
3.12.      Licenses and Authorizations......................................-13-
3.13.      Compliance with Laws.............................................-14-
3.14.      Title to Purchased Assets........................................-14-
3.15.      Tangible Purchased Assets........................................-14-
3.16.      Leased Property..................................................-14-
3.17.      Bank Accounts....................................................-14-
3.18.      Corporate and Personnel Data; Labor Relations....................-14-
3.19.      Insurance........................................................-14-
3.20.      Customers........................................................-15-
3.21.      Inventories......................................................-15-

3.22.      Accounts Receivable..............................................-15-
3.23.      Intellectual Property............................................-15-
3.24.      Environmental Matters............................................-15-
3.25.      Product Warranty.................................................-17-
3.26.      Product Liability................................................-17-
3.27.      Claims and Charges against Products..............................-17-
3.28.      Disclosure.......................................................-17-

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

4.1.       Organization.....................................................-18-
4.2.       Authority Relative to this Agreement.............................-18-
4.3.       Consents and Approvals; No Violation.............................-18-

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

5.1.       Conduct of Business..............................................-18-
5.2.       Financial Statements.............................................-20-
5.3.       Access to Information; Confidentiality...........................-20-
5.4.       Change of Corporate Name.........................................-20-
5.5.       Filings..........................................................-21-
5.6.       Employees and Employee Benefits..................................-21-
5.7.       Noncompetition...................................................-22-
5.8.       Lien Search......................................................-23-
5.9.       Other Actions....................................................-24-
5.10.      Corporate Action.................................................-24-
5.11.      No Solicitation..................................................-24-
5.12.      Robert T. Davis..................................................-24-
5.14.      Equipment Lease..................................................-24-

                                   ARTICLE VI
                               CLOSING CONDITIONS

6.1.       Conditions to Each Party's Obligations to Effect the Transactions
           Contemplated Hereby..............................................-25-
6.2.       Conditions to the Obligations of Seller to Effect the Transactions
           Contemplated Hereby..............................................-25-
6.3.       Conditions to the Obligations of Buyer to Effect the  Transactions
           Contemplated Hereby..............................................-26-

                                   ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

7.1.       Survival of Representations......................................-27-
7.2.       Seller's Agreement to Indemnify..................................-27-
7.3.       Buyer's Agreement to Indemnify...................................-30-

                                  ARTICLE VIII
                                   TERMINATION

8.1.       Termination......................................................-32-
8.2.       Procedure and Effect of Termination or Failure to Close..........-32-

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

9.1.       Commissions......................................................-33-
9.2.       Expenses.........................................................-33-
9.3.       Further Assurances...............................................-33-
9.4.       Amendment and Modification.......................................-33-
9.5.       Waiver of Compliance; Consents...................................-33-
9.6.       Notices..........................................................-34-
9.7.       Action by Shareholders...........................................-35-
9.8.       Right of Set-Off.................................................-35-
9.9.       Assignment.......................................................-35-
9.10.      Governing Law....................................................-35-
9.11.      Counterparts.....................................................-35-
9.12.      Interpretation...................................................-35-
9.13.      Entire Agreement.................................................-35-

                                    EXHIBITS

A                      Form of Assignment Agreement
B                      Form of Seller's Opinion
C                      Form of Equipment Lease Agreement
1.7                    Calculation of Contingent Payment



                                    SCHEDULES

1.1(a)                 Purchased Property
1.1(b)                 Leased Property
1.1(c)                 Tangible Personal Property
1.1(d)                 Contracts
1.1(f)                 Prepaid Expenses
1.8                    Debt to Be Paid at Closing
3.1                    Qualification
3.5                    Undisclosed Liabilities
3.6                    Absence of Certain Changes or Events
3.7                    Contracts and Arrangements
3.8                    Litigation
3.9                    Labor Matters
3.10                   Employee Benefit Plans; ERISA
3.12                   Licenses and Authorizations
3.14(a)                Exceptions to Title
3.14(b)                Excluded Assets
3.17                   Bank Accounts
3.18                   Corporate and Personnel Data
3.19                   Insurance
3.20                   Customers
3.23                   Intellectual Property
3.24                   Environmental Matters